UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 28, 2015

Date of report/(Date of earliest event reported)

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 28, 2015, Patterson Companies, Inc. (the “Company”) completed the disposition of Patterson Medical Holdings, Inc., a Delaware corporation (“Patterson Medical”), pursuant to the previously announced Stock Purchase Agreement (the “Stock Purchase Agreement”), dated July 1, 2015, with Lanai Holdings III, Inc. (“Buyer”), a Delaware corporation and affiliate of Madison Dearborn Partners, LLC. Pursuant to the Stock Purchase Agreement, Buyer acquired all of the outstanding shares of common stock, par value $0.01 per share, of Patterson Medical for a purchase price of approximately $715 million in cash.

The Company also entered into a transition services agreement with Patterson Medical, dated as of August 28, 2015, pursuant to which Patterson Medical will pay Patterson to provide, among other things, certain information technology, distribution, facilities, finance, tax and treasury, and human resources services for a limited period of time after closing. A form of the transition services agreement was filed as Exhibit B to the Stock Purchase Agreement.

The above description of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which was previously filed as an exhibit to the Company’s Current Report on Form 8-K dated July 1, 2015 and which is incorporated herein by reference.

Item 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The disposition of Patterson Medical on August 28, 2015 triggered the Company’s obligation to prepay certain loans made under the Credit Agreement, dated as of June 16, 2015, by and among the Company, the Lenders identified therein, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent, and Bank of America, N.A., as syndication agent, (the “Credit Agreement”). To satisfy its prepayment obligation, the Company applied net proceeds of $670 million from the sale of Patterson Medical to prepay certain term loans made under the Credit Agreement.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) As a result of the sale of Patterson Medical, Michael J. Orscheln, who has served as President of Patterson Medical, ceased to be an executive officer of the Company, effective August 28, 2015.

Item 8.01	OTHER EVENTS

Disposition of Patterson Medical

On August 28, 2015, Patterson issued a press release announcing that it had completed the disposition of Patterson Medical. A copy of the press release is attached hereto as Exhibit 99.2.

Equity Award Information

As set forth in our definitive proxy statement filed with the Securities and Exchange Commission on August 7, 2015 (the “2015 Proxy Statement”), we are asking our shareholders to consider, among other proposals, a proposal to approve our 2015 Omnibus Incentive Plan (the “Omnibus Plan”) at our 2015 annual meeting of shareholders to be held on September 21, 2015 (the “2015 Annual Meeting”). The table below updates, through August 31, 2015, certain equity award information disclosed in our 2015 Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended April 25, 2015, as filed with the Securities and Exchange Commission on June 24, 2015. The Omnibus Plan remains unchanged and is included as Annex A to our 2015 Proxy Statement. As of August 31, 2015, 103,248,304 shares of our common stock were outstanding.

	As of April 25, 2015	As of August 31, 2015
Total Outstanding Awards
Options	338,299	1,148,164	(1)
Restricted Stock Awards	1,167,093	944,839
Restricted Unit Awards	26,481	19,221
Performance Units	300,280	229,172

Total	1,832,153	2,341,396

Shares Available for Future Awards
Amended and Restated Equity Incentive Plan	2,882,487	0	(2)
Canadian Plan	1,899,346	0	(3)
Employee Stock Purchase Plan	1,500,000	1,439,048
Sharesave Plan	200,000	200,000
Capital Accumulation Plan	2,052,812	2,052,812

Total	8,534,645	3,691,860

(1)	As of April 25, 2015, the 338,299 options then outstanding had a weighted-average exercise price of $36.22 and a weighted-average remaining contractual life of 5.4 years. As of August 31, 2015, the 1,148,164 options then outstanding had a weighted-average exercise price of $51.01 and a weighted-average remaining contractual life of 8.8 years.

(2)	As of August 31, 2015, 1,057,279 shares remained available for issuance under our Amended and Restated Equity Incentive Plan; however, pursuant to Section 22.1 of the Omnibus Plan, no new awards may be made under the Amended and Restated Equity Incentive Plan following shareholder approval of the Omnibus Plan.

(3)	As of August 31, 2015, we terminated the Canadian Plan and no shares are available for future issuance thereunder.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro forma financial information. The unaudited pro forma balance sheet of Patterson Companies, Inc., dated as of April 25, 2015, and the unaudited pro forma statements of income of Patterson Companies, Inc. for the years ended April 25, 2015, April 26, 2014 and April 27, 2013 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

2.1	Stock Purchase Agreement between Patterson Companies, Inc. and Lanai Holdings III, Inc. dated July 1, 2015 (filed as Exhibit 2.1 to Patterson Companies, Inc.’s Current Report on Form 8-K dated July 1, 2015 and incorporated herein by reference).

99.1	Unaudited pro forma balance sheet of Patterson Companies, Inc., dated as of April 25, 2015, and the unaudited pro forma statements of income of Patterson Companies, Inc. for the years ended April 25, 2015, April 26, 2014 and April 27, 2013.

99.2	Press release of Patterson Companies, Inc., dated August 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: August 31, 2015	By:	/s/ Ann B. Gugino
Ann B. Gugino

Executive Vice President, Chief Financial Officer and Treasurer

(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock Purchase Agreement between Patterson Companies, Inc. and Lanai Holdings III, Inc. dated July 1, 2015 (filed as Exhibit 2.1 to Patterson Companies, Inc.’s Current Report on Form 8-K dated July 1, 2015 and incorporated herein by reference).

99.1	Unaudited pro forma balance sheet of Patterson Companies, Inc., dated as of April 25, 2015, and the unaudited pro forma statements of income of Patterson Companies, Inc. for the years ended April 25, 2015, April 26, 2014 and April 27, 2013.

99.2	Press release of Patterson Companies, Inc., dated August 28, 2015.